EXHIBIT 10.12

                               MAF BANCORP, INC.
            FORM OF LONG-TERM INCENTIVE COMPENSATION AWARD AGREEMENT

Type of Award:               Performance Share Units

Name of Recipient:           APPENDIX A

Number of
Performance
Unit Awards:                 APPENDIX A

Effective Date of
Award:                       [Date]

Performance Period
Applicable to Award:         [Dates]

Performance
Criteria/ Value of
Performance
Unit Awards:    (a) The total value of the award is to be determined on [Date].

                (b) The award will have no value unless the stock price
                    appreciation and reinvested dividends ("Total Shareholder Return") of MAF Bancorp, Inc. common stock during the three year performance period (determined at the end of such period) is ___% or greater.

                (c) Assuming the criteria in (b) above is met, the value of each performance unit award will be determined based on the Total Shareholder Return of MAF Bancorp, Inc. common stock for the three-year performance period (determined at the end of such period) relative to the total returns of the companies in the S & P 500 index for this same period. The Company's percentile rank in Total Shareholder Return shall be determined by subtracting from 100%, the percentage determined by dividing the sum of (a) one, plus (b) the number of companies included in the S&P 500 Index at the end of the applicable performance period who have a Total Shareholder Return greater than that of the Company, by (c)
                    501. Specific values are to be based on the following chart:

                    MAF Bancorp Total Shareholder
                    Return Percentile Rank Among             Performance Unit
                     S & P 500 Index Companies                     Value
                    ------------------------------           -----------------

                                50th                              $  50
                                55th                                 75
                                60th                                100
                                65th                                117
                                70th                                133
                                75th                                150
                                80th                                167
                                85th                                183
                                90th                                200

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Award Payments:     To be made in cash within 30 days of the date in which the
                    Committee certifies in writing the extent to which the applicable Performance Criteria were, in fact, achieved and the amounts to be paid or delivered as a result thereof.

Effect of
Termination of
Employment
because of:

(a) Death, Disa-
    bility or
    Retirement:     The recipient will be entitled to a pro rata payment (at the same time active participants receive their award payments) based on the number of full months of employment during such Performance Period relative to the total months in the original Performance Period (normally 36 months).

(b) Cause:          The recipient will forfeit all rights relative to the
                    performance unit awards.

(c) Change in
     Control: The Performance Period shall be deemed to have ended as of the end of the latest calendar quarter preceding the closing of any change in control transaction. The award shall then be reduced based on the ratio of the number of months completed in the performance period to the original number of months in the performance period.

(d) other reasons:  The recipient will forfeit all rights relative to the
                    Performance Unit Awards.

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Definitions.

     (a) "Affiliate" means the Company and any other direct or indirect subsidiary of the Company.

     (b) "Change in Control" shall mean any of the following events:

             (i) a change in control which would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

             (ii) a change in control of MAF Bancorp, Inc. (the "Company") or Mid America Bank (the "Bank") within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or

             (iii) without limitation, at such time as any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or makes an offer to purchase and completes the purchase of securities, of the Bank or Company representing 20% or more of the Bank's or Company's outstanding securities ordinarily having the right to vote at the election of directors except for (i) any securities purchased by the employee stock ownership plan and trust of the Company or a subsidiary or (ii) any securities of the Bank owned by the Company; or

             (iv) individuals who constitute either the Company's Board of Directors on the date hereof (the "Incumbent Board"), or the Bank's Board of Directors on the date hereof (the "Bank Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or the Bank Incumbent Board, as the case may be, or whose nomination for election by the stockholders was approved by the Nominating Committee serving under the Incumbent Board or the Bank Incumbent Board, shall be, for purposes of this clause (d), considered as though such individual was a member of the Incumbent Board or the Bank Incumbent Board, as the case may be; or

             (v) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Company or similar transaction occurs; or

             (vi) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company and such proxy statement proposal is approved by the shareholders of the Company; or

             (vii) a tender offer is made and completed for 20% or more of the outstanding securities of the Company.

             However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii), (iii), (v) or (vii) above which resulted from an acquisition or proposed acquisition of stock of the Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. ss. 574) (the "Control Regulations"), who was an executive officer of the Company on the date of the adoption of the MAF Incentive Compensation Plan and who has continued to serve as an executive officer of the Company as of the date of the event described in (i), (ii), (iii), (v) or (vii) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in

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control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

     (c) "Resignation" means Employee's relinquishment of service as an employee with the Company and all Affiliates.

     (d) "Retirement" means any Resignation or Termination of employment with the Company and all Affiliates, other than due to death or Termination for Cause, (i) on or after the Employee's normal retirement date or early retirement date as from time to time set forth under any tax-qualified plan of the Company or any Affiliate which covers the Employee.

     (e) "Termination" means a termination of the employment of Employee by the Company and all of its Affiliates for any reason, other than Resignation or a Termination For Cause, including, but not limited to, permanent disability (as determined by the Committee in accordance with the Code after receipt of medical advice) or death.

     (f) "Termination For Cause" means a termination of the employment of Employee by the Company or any Affiliate due to:

             (i) The commission by Employee, as reasonably determined by the Committee, of any theft, embezzlement or felony against, or in a matter related to, the Company or any Affiliates;

             (ii) The commission of an unlawful or criminal act by Employee resulting in material injury to the business or property of the Company or Affiliates or of an act generally considered to involve moral turpitude, all as reasonably determined by the Committee;

             (iii) The commission of an intentional act by Employee in the performance of Employee's duties as an employee of the Company or any Affiliate amounting to gross negligence or misconduct or resulting in material injury to the business or property of the Company or Affiliates, all as reasonably determined by the Committee;

             (iv) Gross misconduct in, or the continued and willful refusal by the Optionee after written notice by the Company to make himself available for, the performance of the Optionee's duties for the Company or a subsidiary; or

             (v) Suspension due to the direction of any authorized bank regulatory agency that the Optionee be relieved of his duties and responsibilities to the Company or a subsidiary.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the ___ day of __________, 20__.

                                       MAF BANCORP, INC.


                                       By:
                                           ------------------------------------
                                       Its:
                                           ------------------------------------



                                       EMPLOYEE


                                       ----------------------------------------
                                       Printed Name:
                                                    ---------------------------

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                                                                      APPENDIX A




                           NUMBER OF PERFORMANCE
NAME OF RECIPIENT              UNIT AWARDS
-----------------              -----------

[Name]                           [Number]